UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2024

NEVRO CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 251-0005

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2024, Nevro Corp. (“Nevro” or the “Company”) issued a press release announcing its preliminary unaudited revenue for the fourth quarter and full year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 6, 2024, the Company approved a restructuring plan that includes laying off 63 employees, which represented approximately 5% of the Company’s total number of employees (the “Restructuring”). The Restructuring affects employees in corporate, sales and marketing, and operations positions but is largely focused on internally facing roles within the Company. This action was taken to support the Company’s strategy and allow it to focus its investments to further position the Company for long-term growth and profitability.

The Company expects the Restructuring to have a $14 million to $15 million positive impact on its full-year 2024 adjusted EBITDA, which will be largely offset by normal operating expense increases, including inflation, merit increases and other acquisition-related expenses. In addition, GAAP operating expenses in the first quarter of 2024 will reflect a $5 million to $6 million restructuring charge, consisting of one-time severance and other termination benefit costs. The Company expects that the Restructuring, including related cash payments, will be substantially complete by the end of the first quarter of 2024. The timing and cost estimates related to the Restructuring are subject to a number of assumptions and actual results may differ materially from those expected and disclosed above.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements regarding the number of employees impacted by the layoffs; the Company’s expectations regarding the adjusted EBITDA impact to be realized in connection with the Restructuring as well as 2024 estimated operating expenses; the Company’s expectations regarding the amount and timing of such costs being incurred in connection with the Restructuring; and the timing of completion of the Restructuring. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Information about factors that could materially affect actual results can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 21, 2023, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Nevro Corp. dated January 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date:	January 9, 2024	By:	/s/ Roderick H. MacLeod
Roderick H. MacLeod Chief Financial Officer